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                                                                   EXHIBIT 23(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. (the "Company") on Form S-8 filed as Post Effective Amendment No. 1 on Form S-4 (No. 333-68819) of our report, with respect to the consolidated financial statements of Pyxis Corporation (not presented) dated August 2, 1996, appearing in the Company's Current Report on Form 8-K/A dated September 28, 1998.


                                                    /s/ Ernst & Young LLP
                                                    ERNST & YOUNG LLP


San Diego, California
February 1, 1999